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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (File No. 333-37633) relating to the registration of 2,500,000 shares of $0.001 par value common stock of our report dated December 10, 1997, except for Note 4 as to which the date is January 9, 1998, on our audit of the financial statements of Pentegra Dental Group, Inc. as of September 30, 1997 and for the period from inception, February 21, 1997, through September 30, 1997. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.


Houston, Texas
January 9, 1998